EXHIBIT 10.4

FIRST AMENDMENT

TO

ADVANCED MEDICAL OPTICS, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

The ADVANCED MEDICAL OPTICS, INC. EXECUTIVE DEFERRED COMPENSATION PLAN (the “Plan”) is hereby amended as follows:

I.	Article XII is amended by adding the following Section 12.5:

12.5    Payment of After-Tax Amounts

Notwithstanding any other provision of the Plan, any amounts credited to a Participant’s Deferral Account, as decreased for net investment losses but not increased for net investment gains, that were reported as taxable income to the Participant in the year credited under the Allergan EDCP shall be distributed to such Participant as soon as administratively practicable.

II.	This First Amendment shall be effective as of September 24, 2003.

III.	IN WITNESS WHEREOF, Advanced Medical Optics, Inc. hereby executes this First Amendment to the Advanced Medical Optics, Inc. Executive Deferred Compensation Plan on this 21st day of October, 2003.

ADVANCED MEDICAL OPTICS, INC.

By:	/s/ AIMEE S. WEISNER

Aimee Weisner Corporate Vice President, General Counsel, and Secretary